Exhibit 5.1

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

June 13, 2013

Kirkland’s, Inc.

2501 McGavock Pike, Suite 1000

Nashville, Tennessee 37214

Ladies and Gentlemen:

We have acted as counsel to Kirkland’s Inc., a Tennessee corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) covering an aggregate of 1,000,000 shares (the “Shares”) of common stock, without par value, issuable in connection with the amendment and restatement of the Amended and Restated 2002 Equity Incentive Plan of the Company, pursuant to which the number of shares available for issuance under such plan was increased from 2,500,000 to 3,500,000 (such plan, as amended, the “Plan”).

In connection with this opinion, we have reviewed such corporate documents and records of the Company, and such other documents as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth. As to various issues of fact, we have relied on representations of officers of the Company. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of all persons.

Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

We express no opinion herein other than as to the Tennessee Business Corporation Act and the federal law of the United States. Our opinion is rendered as of the date hereof and we assume no obligation to advise of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement and may not be rely upon for any other purpose without our prior written consent.

Very truly yours,

/s/ Bass, Berry & Sims PLC

Bass, Berry & Sims PLC